SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 2, 2003

NetBank, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22361	58-2224352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11475 Great Oaks Way, Suite 100
Alpharetta, Georgia 30022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code    (770) 343-6006

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events

                The following discussion updates our prior disclosure relating to Illinois Union Insurance Co. v. Commercial Money Center, Inc., et al., Case No. CV-0685-KJD-RRJ (District Court of Nevada), and related cases now pending in In re Commercial Money Center, Inc. Equipment Lease Litigation in the United States District Court for the Northern District of Ohio, Eastern Division, MDL Case No. 1:02-CV-16000, and the pending bankruptcy proceedings of Commercial Money Center, Inc.

                As has been reported in prior filings, Commercial Money Center, Inc. (“CMC”), the originator, seller and subservicer of certain leases purchased by NetBank, FSB, filed for bankruptcy protection on May 30, 2002 with the United States Bankruptcy Court for the Southern District of Florida (the “Florida Bankruptcy Court”).  The Florida Bankruptcy Court ordered that all collections by the servicers and sub-servicers under the leases be paid in escrow to the bankruptcy trustee pending final resolution of rights to those collections.  On September 18, 2002, the bankruptcy action was transferred to the United States Bankruptcy Court for the Southern District of California (the “California Bankruptcy Court”).  On February 5, 2003, NetBank and the bankruptcy trustee (the “Trustee”) entered into a proposed settlement agreement, subject to the California Bankruptcy Court approval, that would settle and resolve all of the CMC bankruptcy estate’s claims against NetBank and Lakeland Bank (the “NetBank Settlement”).  On February 19, 2003, the Trustee filed a motion with the California Bankruptcy Court requesting approval of the NetBank Settlement.  Copies of the motion and the NetBank Settlement were attached as exhibits to the Report on Form 8-K filed on February 20, 2003.

                A hearing on the Trustee’s motion to approve the NetBank Settlement was set for April 2, 2003.  At the hearing, the Trustee requested a continuance on his motion and announced that he had entered into a separate proposed settlement agreement with Royal Indemnity Company (the “Royal Settlement”), one of the sureties who issued surety bonds guaranteeing the payments from leases that NetBank and Lakeland Bank purchased from CMC (the “Royal Bonded Leases”).  The Trustee indicated that the California Bankruptcy Court should not consider the proposed NetBank Settlement without also considering the proposed Royal Settlement and determining which settlement would provide greater benefit to the bankruptcy estate.

The following is a summary of the proposed Royal Settlement:

•                  Royal will pay to the Trustee the sum of $4,583,000.

•                  Royal will pay to the Trustee the sum of up to $500,000 (plus additional amounts in the sole discretion of Royal) to fund the legal expenses and costs of the Trustee in pursuing claims against NetBank and Lakeland Bank to set aside or avoid NetBank and Lakeland Bank’s interests in the income stream purchased from CMC, collection accounts containing the income stream, reserves to secure payment of the income streams, and surety bonds guaranteeing payment of the income streams.

•                  If the Trustee recovers any amounts on its avoidance claims, the Trustee shall first reimburse Royal for all amounts paid to the Trustee.  Thereafter, the Trustee and Royal shall share equally in any recoveries from NetBank up to $10,000,000.  Thereafter, the Trustee shall receive 90% and Royal shall receive 10% of any additional recoveries against NetBank

•                  The Trustee shall have no interest in any surety bonds issued by Royal on the Royal Bonded Leases and agrees to the rescission of these bonds even if the Trustee is successful in avoiding NetBank and Lakeland Bank’s interests in the bonds.

•                  The Trustee transfers to Royal an undivided 10% interest in any residual rights that the Trustee has in the equipment that is part of the collateral for the lease streams.

•                  Royal shall have an allowed unsecured claim in the amount of Royal’s Proof of Claim, which shall be reduced by: (1) any payments received by Royal under the Royal Agreement in excess of what Royal pays under the Agreement, (2) the amount of any premiums received (if the bonds are rescinded); (3) the amount of any cash reserves retained by Royal; and (4) the amount that the Proof of Claim exceeds amounts paid by Royal under the bonds.

                The California Bankruptcy Court granted the Trustee’s request for continuance and ordered any parties supporting the Royal Settlement to submit supporting briefs and written declarations on April 18, 2003.  NetBank and other parties in opposition may submit opposition papers and rebuttal declarations on May 9, 2003, and any parties supporting the Royal Settlement may submit replies on May 16, 2003.  The California Bankruptcy Court will hold a status conference on May 22, 2003 and will conduct evidentiary hearings on the proposed settlements on June 4 and June 5, 2003.

NetBank believes that the proposed NetBank Settlement will result in greater economic benefit and recovery to the creditors of the CMC bankruptcy estate than the proposed Royal Settlement.  In addition, the proposed NetBank Settlement will advance public policy in favor of settlements by resolving litigation, whereas the proposed Royal Settlement, contrary to public policy, will create and perpetuate litigation.  NetBank also believes that the proposed Royal Settlement is not in the best interests of the creditors.  Accordingly, NetBank intends to vigorously oppose approval of the proposed Royal Settlement and request that the California Bankruptcy Court approve the proposed NetBank Settlement.  If the California Bankruptcy Court nevertheless approves the proposed Royal Settlement, NetBank will vigorously defend its interests in any litigation with the Trustee.

                As has been reported in prior filings, NetBank has filed suit against Royal, Illinois Union Insurance Company, and Safeco Insurance Company (the “Sureties”) seeking to enforce NetBank’s rights under the surety bonds and insurance policies issued by these companies in connection with NetBank’s purchase of equipment lease investments in the CMC lease program.  NetBank’s suit has been consolidated for pretrial purposes with more than 35 other lawsuits involving similar claims in the United States District Court for the Northern District of Ohio under the Federal Multi-district Litigation (“MDL”) Rules.

                The key defense of the Sureties, including Royal, in denying NetBank’s claims under the surety bonds is that they were fraudulently induced by CMC to issue the surety bonds in the first instance.  The Sureties have also asserted related defenses that the underlying equipment leases are invalid, usurious, or otherwise unenforceable.  NetBank believes that none of these defenses can defeat NetBank’s claims under the surety bonds, which, according to NetBank, provided for absolute and unconditional guarantees of payment.

                In NetBank’s view, the language of the surety bonds (and in the case of Illinois Union, the insurance policies) provides that the Sureties are, without question, responsible to NetBank, as the Obligee or Named Insured under the bonds, for the underwriting of the lessees and leases, including all issues of fraud and that the Sureties waived any defense of fraud to claims under the bonds.  NetBank also believes that the surety bonds make it clear that the Sureties were responsible for the performance of CMC as sub-servicer of the leases.  Finally, according to NetBank, the surety bonds provide that if the Obligee or Named Insured fails to receive a payment due under a lease from the sub-servicer, a default under the lease occurs, and the Sureties’ obligations are triggered.  Relevant excerpts from the Safeco and Royal surety bonds are set forth below:

The Surety is responsible to the Obligee for the individual underwriting of each lessee and Lease, including but not limited to, all related credit matters, issues of fraud, bankruptcy and the accurate and timely performance by any sub-servicer designated by Surety, and Surety shall assert no defenses to any claim under this Bond as a result of any of the foregoing.... If the Obligee fails to receive a payment under the Lease from the Surety, as servicer, or from any sub-servicer, on the scheduled due date, a default under the Lease occurs.  Upon such default, the Surety shall have thirty (30) days to cause the default to be remedied.... The Surety shall make payment on this bond to Obligee upon receipt of demand from Obligee.

Also, as reported in prior filings, all of the Sureties, including Royal, confirmed the validity and enforceability of its surety bonds, as well as NetBank’s interest in those bonds, in early 2001. On January 8, 2001, only six days after Royal issued the bonds, NetBank wrote to Charles W. Deyo, the Royal Senior Vice President and Underwriting Facility Manager in charge of the CMC Program, and requested confirmation of the following information:

In connection with an audit of our financial statements, please confirm the following information as of January 2, 2001 related to the attached listing of surety bonds and return the signed confirmation in the accompanying self-addressed envelope.  Please confirm that the attached listing of surety bonds correctly states surety bonds that have been underwritten and validly issued by [the Surety] to NetBank (Purchaser) on leases sold by Commercial Money Center, Inc. (Seller);

that [the Surety] is the servicer of each lease (Servicer); that the surety bonds covering each lease are for the remaining term of each lease; that all of the surety bonds guarantee payment by [the Surety] to the Purchaser of all scheduled lease payments; and that all of the surety bonds cover all forms of default and fraud by the related lessee, Seller, Servicer and any subservicer.

On February 4, 2001, Mr. Deyo, on behalf of Royal, signed the confirmation letter from NetBank, acknowledging the validity and enforceability of the Royal bonds, Royal’s role as servicer, NetBank’s interest in the bonds, and the scope of coverage of the bonds, which Royal confirmed cover all forms of default and fraud by the related lessee, CMC (as Seller), Royal (as Servicer) and any subservicer (including CMC).

NetBank believes that Royal’s actions in connection with its proposed settlement with the Trustee are further evidence of Royal’s bad faith in its dealings with NetBank and give rise to additional claims against it by NetBank, including possible claims for tortious interference with contract, breach of fiduciary duty, breach of contract, fraud, conspiracy, and bad faith.  NetBank intends to vigorously pursue its claims against Royal in the MDL litigation.

*              *              *

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: NetBank’s assessment of the litigation described herein, including but not limited to its statements concerning the potential outcome, involves forward-looking statements involving risks and uncertainties, such as the potential failure of applicable judicial authorities to concur with NetBank’s position, that could cause actual results to differ materially.   For additional information about the litigation discussed in this report, see NetBank’s other SEC filings, including its periodic reports on Form 10-K and 10-Q.

Item 7.                    Exhibits

(c)	Exhibits

No.	Description

99.1	Proposed Settlement Agreement between Royal Indemnity Company and the Bankruptcy Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: April 10, 2003	By:	/s/ Steven F. Herbert
Steven F. Herbert
Chief Financial Executive

EXHIBIT INDEX

No.	Description

99.1	Proposed Settlement Agreement between Royal Indemnity Company and Bankruptcy Trustee